SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule Rule 14a-12

First United Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials: N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 26, 2018

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541. The meeting is scheduled for:

THURSDAY, MAY 17, 2018, at 10:00 a.m.

The purposes of the meeting are:

1.	To vote on the election of the four (4) nominees named in the attached Proxy Statement and form of Proxy to serve on the Board of Directors until the 2021 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve the First United Corporation 2018 Equity Compensation Plan;

3.	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2017;

4.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2018; and

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed February 28, 2018 as the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Anyone acting as proxy agent for a shareholder must present a Proxy Card that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Corporation’s Amended and Restated Bylaws, as amended.

By order of the Board of Directors

TONYA K. STURM

Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

(800) 470-4356

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors of First United Corporation (the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 17, 2018, at 10:00 a.m. at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, electronic mail and/or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this Proxy Statement and Proxy Card will be sent or given to shareholders is March 26, 2018.

As used in this Proxy Statement, the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and, unless the context clearly requires otherwise, its consolidated subsidiaries.

OUTSTANDING SHARES; VOTING RIGHTS; QUORUM AND REQUIRED VOTE

Shareholders of record as of the close of business on February 28, 2018 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 7,067,425 shares of the Common Stock were issued and outstanding. Each share is entitled to one vote on each matter submitted to shareholders.

The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, the withholding of a vote for a director nominee, as described in Proposal 1, will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. The approval of the First United Corporation 2018 Equity Compensation Plan (the “Equity Plan”), as described in Proposal 2, the adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2017, as described in Proposal 3, and the ratification of the appointment of the Corporation’s independent registered public accounting firm, as described in Proposal 4, each require the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, an abstention or a broker non-vote with respect to Proposal 2, Proposal 3 or Proposal 4 will have no impact on the outcome of those proposals. Except in cases of certain extraordinary matters for which the Corporation’s governing instruments or applicable law require a different proportion, the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting is sufficient to approve any motion that comes before the meeting pursuant to Proposal 5, as described in this Proxy Statement. Abstentions and broker non-votes with respect to any motion that comes before the meeting pursuant to Proposal 5 (other than certain extraordinary matters as discussed above) will have no impact on the outcome of the vote on such motion.

All properly executed Proxy Cards received pursuant to this solicitation will be voted as directed by the shareholders in their Proxy Cards. If no direction is given in your Proxy Card, then, subject to the procedures governing broker non-votes (see “Methods of Voting” below), your shares will be voted FOR each of the nominees named in Proposal 1, FOR the approval of the Equity Plan in Proposal 2, FOR adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2017 as described in Proposal 3, and FOR ratification of the appointment of the Corporation’s independent registered public accounting firm named in Proposal 4. In the event a matter is properly presented pursuant to Proposal 5, then your shares will be voted in the discretion of the proxies.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (i) the execution of a later dated Proxy Card; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Tonya K. Sturm, Secretary, First United Corporation, 19 S. Second Street, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2018 Annual Meeting. Any shareholder who attends the 2018 Annual Meeting and revokes his/her proxy may vote in person. However, attendance by a shareholder at the 2018 Annual Meeting alone will not have the effect of revoking that shareholder’s validly executed Proxy.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2018 Annual Meeting in four ways:

•	By completing the accompanying Proxy Card and returning it to the Corporation at the address noted on the Proxy Card;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the 2018 Annual Meeting and casting your vote in person.

The Corporation is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone, in addition to following the traditional method of completing a paper Proxy Card and returning it by mail. Shareholders may vote by telephone or via the Internet by following the procedures described on the Proxy Card. To vote via telephone or the Internet, please have the Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

Please note that if you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), your broker, bank or other nominee will not vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker, bank or other nominee. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee when it sends this proxy statement to you. You may not vote shares held in street name by returning a Proxy Card directly to the Corporation or by voting in person at your annual meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker or nominee.

No Dissenters’ Rights of Appraisal

Shareholders do not have dissenters’ rights of appraisal or similar rights with respect to any of the proposals to be presented at the 2018 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2018

This Proxy Statement, the accompanying Proxy Card, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2017) are available at http://www.edocumentview.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percentages shown for 2018 were calculated based on 7,067,425 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of the Record Date. Except as otherwise noted, the address of each person named below is the address of the Corporation. So that shareholders can see how beneficial ownership has changed, the table also provides beneficial ownership as of February 27, 2017, which was the record date for the 2017 annual meeting of shareholders, and was taken from the proxy statement for that meeting.

	2018			2017
	Common Stock Beneficially Owned as of 02-28-2018		Percent of Outstanding Common Stock	Common Stock Beneficially Owned as of 02-27-2017
Directors, Nominees and Named Executive Officers:
John F. Barr	15,063		*	9,221
Brian R. Boal	5,791		*	3,645
M. Kathryn Burkey	40,160	(1)	*	33,034
Robert L. Fisher, II	6,512	(2)	*	5,751
Robert W. Kurtz	10,441	(3)	*	11,221
John W. McCullough	31,370		*	21,293
Elaine L. McDonald	31,147	(4)	*	25,782
Carissa L. Rodeheaver	9,138	(5)	*	6,215
Gary R. Ruddell	14,260	(6)	*	11,583
I. Robert Rudy	41,262	(7)	*	47,767
Jason B. Rush	10,709	(8)	*	9,253
Marisa A. Shockley	12,575		*	4,599
Robert G. Stuck	13,021		*	11,121
H. Andrew Walls	52,453	(9)	*	50,763
Directors, Nominees & Executive Officers as a group (14 persons)	293,902		4.2%	251,248

M3 Partners, L.P.	700,158	(10)	9.9%	471,272
Jeffrey L. Gendell	558,063	(11)	7.9%	350,693
Total

Notes:

*	Less than 1.0%.
(1)	Includes 247 shares owned by spouse.
(2)	Includes 1,125 shares of phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.
(3)	Includes 3,027 shares owned jointly with spouse.
(4)	Includes 230 shares held by spouse’s IRA, 5,001 shares held in trust of which Mrs. McDonald is a beneficiary, and 1,000 shares held by grantor trust of which Mrs. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.

(5)	Includes 283 shares held jointly with spouse, 17 shares held by spouse for benefit of a minor child, and 790 shares held in a 401(k) plan account. 5,000 shares are pledged to secure a loan.
(6)	Includes 520 shares owned by Ruddell, LLC of which Mr. Ruddell is owner.
(7)	Includes 905 shares owned jointly with spouse, 6,815 shares owned by spouse, 4,229 shares owned by daughters, and 2,000 shares of Phantom Stock in a deferred compensation plan account.
(8)	Includes 125 shares owned jointly with spouse.
(9)	Includes 14,715 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.
(10)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC, which was a Schedule 13G/A filed on February 9, 2018 by M3 Funds, LLC, M3 Partners, L.P. (“M3P”), M3F, Inc., Jason A. Stock and William C. Waller. All of the reported shares are owned by M3P. M3 Funds, LLC is the general partner of MP3 and M3F, Inc. is MP3’s investment adviser; as a result, each could be deemed to also beneficially own the shares held in the name of MP3. Messrs. Stock and Waller serve as the managers of M3 Funds, LLC and as the managing directors of M3F, Inc.; as a result, each could be deemed to also beneficially own the shares held in the name of MP3. The address of all of the foregoing persons is 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111.
(11)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC, which was a Schedule 13G/A filed on February 9, 2018 by Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Asset Associates, LLC and Mr. Gendell, with an address at 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830.

ELECTION OF DIRECTORS (Proposal 1)

The number of Directors who shall serve on the Board is set at 12, and Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year. The terms of Class II Directors expire this year, the terms of Class III Directors expire in 2019, and the terms of Class I Directors expire in 2020. In all cases, Directors serve until their successors are duly elected and qualify.

At this year’s Annual Meeting, shareholders will be asked to vote on the election of Robert W. Kurtz, Elaine L. McDonald, Gary R. Ruddell and Carissa L. Rodeheaver to serve as Class II Directors until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify. Each of the foregoing was elected by shareholders at the 2015 annual meeting of shareholders and is standing for re-election. In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board. Proxies cannot be voted for a greater number of persons than the four (4) nominees named in this Proxy Statement and on the Proxy Card.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

The Board of Directors recommends that shareholders vote FOR each of the Director nominees named above.

Nominees for Class II Directors

(Terms expire in 2021)

Name	Age
Robert W. Kurtz	71
Elaine L. McDonald	69
Gary R. Ruddell	70
Carissa L. Rodeheaver	52

CONTINUING DIRECTORS

The following tables identify each Director of the Corporation whose term does not expire in 2018. Information about the principal occupations, business experience and qualifications of these continuing Directors is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Class III Directors

(Terms expire in 2019)

Name	Age
M. Kathryn Burkey	67
I. Robert Rudy	65
Robert G. Stuck	71
H. Andrew Walls, III	57

Class I Directors

(Terms expire in 2020)

Name	Age
John F. Barr	64
Brian R. Boal	45
John W. McCullough	68
Marisa A. Shockley	53

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

In addition to bringing extensive knowledge of the communities served by the Corporation through their involvement with their communities, as business partners and volunteers, the Nominating Committee believes that all Director nominees and continuing Directors possesses a diverse balance of skills, business experience and expertise necessary to provide leadership to the Corporation. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each Director nominee and continuing Director that led the Nominating Committee to determine that such person should serve on the Board of Directors. All current Directors also serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

John F. Barr possesses board of director experience from his service of five years as a member of the Corporation’s Advisory Council before being elected to the Board in 2014. Mr. Barr has a vast amount of business experience as the President and sole stockholder of Ellsworth Electric, Inc. which provides comprehensive electrical contractor and insulation services for residential, industrial and commercial customers throughout Maryland, Pennsylvania, Virginia, and West Virginia. He is very active in the Washington County, Maryland community, serving as a member of the Washington County Maryland Board of County Commissioners, member of the Maryland Association of Counties, being the immediate past president; serves on 10 county boards as County Commissioner Representative and is a member of the Washington County Economic Development Council.

Brian R. Boal served as a member of the Corporation’s Advisory Council for four years prior to his election to the Board in 2014. He has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 16 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He serves as the Treasurer of many local organizations in his community of Garrett County.

M. Kathryn Burkey possesses substantial accounting and business experience gained through her education, her certification as a Certified Public Accountant, and her ownership and operation for the past 29 years of M. Kathryn Burkey, CPA, an accounting firm. She has gained director experience through her service as past Chairman of the Board of Western Maryland Health System, where she also served on its Compensation Committee, Audit Committee, and Finance Committee, and through her service as a Director of the Corporation and the Bank since 2005. She is also the past president of Maryland Association of Certified Public Accountants.

Robert W. Kurtz has 37 years of banking experience through his service as past President, Chief Risk Officer, and Chief Financial Officer of the Corporation and its affiliates, as well as through his service as a Director of the Corporation and the Bank since 1990.

John W. McCullough, a retired partner of Ernst & Young, LLP, possesses substantial accounting and auditing experience. He is a Certified Public Accountant and obtained his B.S. degree in accounting from the University of Maryland. Mr. McCullough has served as a Director of the Corporation and the Bank since 2004 and Lead Director of the Corporation and the Bank.

Elaine L. McDonald brings valuable knowledge of the local real estate industry to the Board that she gained as a realtor with Long and Foster and Taylor-Made Realtors. She also possesses substantial business experience gained through her ownership and operation for 25 years of Alpine Village, Inc., a successful motel and restaurant. She also has knowledge with fundraising activities for national and community based non-profits. Mrs. McDonald has served as a Director of the Corporation and the Bank since 1995.

Carissa L. Rodeheaver, Class II Director, age 52.  Mrs. Rodeheaver is the Chairman of the Board, President and Chief Executive Officer.  She has served as President since November 2012 and as Chairman and Chief Executive Officer (“CEO”) since January 1, 2016 upon the retirement of William B. Grant from those positions.  Prior to these appointments, Mrs. Rodeheaver served as the Chief Financial Officer (the “CFO”) of the Corporation and the Bank starting in January 2006 until May 2015 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009.  She has been employed by the Corporation since 2004 and by the Bank since 1992.  During her tenure at First United and prior to her current appointments, she has served as Trust Officer of the Bank, Assistant Vice President and Trust Officer of the Bank, Vice President and Trust Sales Officer of the Bank, Vice President and Trust Department Sales Manager of the Bank, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank and Executive Vice President and Chief Financial Officer of the Corporation and the Bank.  She has served as a director of the Corporation and the Bank since November 2012.  Mrs. Rodeheaver is a Certified Public Accountant and a member of the Maryland Association of Certified Public Accountants, and she is a graduate of the Cannon Trust School, the Northwestern University Graduate Trust School, the Executive Development Institute for Community Banks and the Maryland Bankers School. She is currently serving in her second term on the board of directors of the Maryland Bankers Association, where she currently serves a Vice Chair, Government Relations Council Chair, and also serves on the Advisory Council of Professional Women in Banking and Finance.  In addition, she serves on the American Bankers Association BankPAC Committee.  Locally, Mrs. Rodeheaver serves as Vice Chair on the Board of the Garrett College Foundation, the Board of the Garrett Development Corporation, the Board of Western Maryland Health Systems, and she attends the Oak Grove Church of the Brethren.  She continues her education and professional development by attending various conferences and workshops focused on strategic planning, regulations and management for the banking industry.  In addition to her service with the Corporation and the Bank, Mrs. Rodeheaver owns and operates Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential property, and several residential apartments that she leases to tenants.

Gary R. Ruddell obtained a B.A. degree in marketing from the University of Maryland and has also attended a multitude of Maryland Banking sessions. His business experience includes service as the president and chief executive officer of Total Biz Fulfillment, a successful logistical and back-office support services business. Mr. Ruddell is involved in his community and holds director positions with various community organizations. He has served as a Director of the Corporation and the Bank since 2004.

I. Robert Rudy has served as a Director of the Corporation and the Bank since 1992. His education includes a Bachelor of Business Administration degree from Ohio University. His vast business experience has been gained through his ownership and operation of I. R. Rudy’s, Inc., a retail apparel and sporting goods store. His director experience includes Chairman of the Board of Sports Specialists, Ltd, a national retail buying group, and as trustee of The Ohio University Foundation. He holds the office of Vice Chairman of the Foundation and is a member of the Executive Committee. He chairs the Foundation’s Real Estate Committee and the Vice Chair of the Finance Committee. Other boards associated with Ohio University include: Russ Holdings LLC, Russ North Valley Road LLC, Russ Research Center LLC all located in Dayton, Ohio and Housing for Ohio/Courtyard Apartments, Athens, Ohio. Mr. Rudy is President of the Board of The Ohio University Inn and Conference Center located in Athens, Ohio. He also has leadership experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 through 2010 in Hungary and 2013 in Greece, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, Certified Level II Instructor for the Maryland Fire and Rescue Institute from 1978 to 1990, and Chairman of Oakland Planning and Zoning Commission. Mr. Rudy is also a retired Chief of the Oakland Volunteer Fire Department with 35 years of service. Although he is retired from the department, he continues to serve the OVFD as an apparatus driver.

Marisa A. Shockley served as a member of the Corporation’s Advisory Council for two years before she was elected to the Board in 2014. She has significant business experience through her service as the owner of Shockley, Inc. in Frederick, MD, an automobile dealership. She has served as the President of the Maryland School for the Deaf Foundation since 2004 and was the Chairman for the Maryland Auto Dealers’ Association from 2011 to 2013. She was also recognized as a TIME Quality Award regional finalist.

Robert G. Stuck has many years of business experience gained through his ownership and operation of Oakview Motors, Inc., an automobile dealership. He also brings local real estate knowledge to the Board through his service as a real estate agent for Taylor-Made Realtors. Mr. Stuck has served as a Director of the Corporation and the Bank since 1995.

H. Andrew Walls, III has significant business experience gained as the owner and operator of Morgantown Printing & Binding, a large printing company, for 23 years. He is active in the Monongalia County, West Virginia community, one of the Corporation’s market areas. In addition to serving as a Director of the Corporation and the Bank since 2006, Mr. Walls has acquired director experience through his service on the boards of directors of the United Way, the Public Theatre, the Red Cross, and the Salvation Army.

CORPORATE GOVERNANCE MATTERS

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, a Nominating and Governance Committee, and a Directors’ Risk and Compliance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is separately-designated standing committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of Brian R. Boal (Chairperson), M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, and Robert G. Stuck. The committee is responsible for the hiring, setting of compensation and oversight of the Corporation’s independent registered public accounting firm, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements. In carrying out its duties, the committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Board has determined that all audit committee members are financially literate and that Mrs. Burkey and Messrs. Boal, Kurtz and McCullough each qualify as an “audit committee financial expert” as that term is defined by the Securities Exchange Commission (the “SEC”) in Item 407 of Regulation S-K. This committee met nine times in 2017. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.mybank.com.

Asset and Liability Management Committee – The Asset and Liability Management Committee consists of John F. Barr, Brian R. Boal, John W. McCullough, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, and Robert G. Stuck. The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2017.

Strategic Planning Committee – The Strategic Planning Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III. The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information through its Enterprise Risk Management framework. This committee met two times in 2017.

Compensation Committee – The Compensation Committee, which met five times in 2017, consists of  M. Kathryn Burkey (Chairman), Robert W. Kurtz,  John W. McCullough, Elaine L. McDonald, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III.  The committee is responsible for developing a compensation policy for the executive officers and for recommending to the Board a compensation policy for the Directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and managing changes for executive compensation and recommending changes for Director compensation.  The committee determines executive compensation pursuant to the principles discussed below under the heading “REMUNERATION OF EXECUTIVE OFFICERS”.  The Board reviews and, where appropriate, approves or ratifies committee recommendations.  The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at www.mybank.com.

Nominating and Governance Committee – The Nominating Committee consists of John F. Barr, Brian R. Boal, John W. McCullough, Elaine L. McDonald, Marisa A. Shockley, and Robert G. Stuck.. The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries. This Committee met one time in 2017. The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at www.mybank.com.

Directors’ Risk and Compliance Committee.  The Directors Risk and Compliance Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, H. Andrew Walls, III and is responsible for reviewing the Bank’s overall risk profile including classified credits and management’s plans for those credits.  The Committee is also responsible for reviewing outstanding audit issues and compliance recommendations as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  This Committee met six times during 2017.

Director Independence

Pursuant to Rule 5605(b)(1) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The Corporation’s Board of Directors has determined that each of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Gary R. Ruddell, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III is an “independent director”, and these independent Directors constitute a majority of the Corporation’s Board of Directors. Each of the members of the Compensation Committee and of the Nominating Committee is an “independent director”. Each member of the Audit Committee satisfies the independence requirements of NASDAQ Rule 5605(c)(2)(A). In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the fact that Mr. Kurtz previously served as an executive officer of the Corporation and the Bank.

Board Leadership and Role in Risk Oversight

The Corporation is a one-bank holding company and the parent of the Bank, a $1.3 billion community bank serving four counties in Maryland and four counties in West Virginia. Since its inception in 1984, the Corporation has had four CEOs, and each of these CEOs also served as Chairman of the Board. The Corporation’s predecessor, First United Bank of Oakland, also employed this form of governance for a number of years.

In 2010, to help strengthen the Board’s oversight of corporate governance issues, the Board determined to appoint a Lead Director who is responsible for facilitating the resolution of issues relating to the performance of the Chairman and CEO and other members of management, or any other issue that a Director, an officer or an employee believes should be addressed by someone other than the Chairman and CEO. Because the Nominating Committee is charged with overseeing corporate governance matters, the Board believes that it would be most appropriate to appoint the Chairman of the Nominating Committee as the Lead Director. John McCullough is the current Chairman of the Nominating Committee and, thus, the Lead Director.

The Corporation has a well-developed and well-seasoned Board of Directors, comprised of the Chairman/CEO and 11 additional Directors, 10 of whom are “independent directors” as defined by the NASDAQ Rules.

The Board believes that the Corporation has been well-served by this form of leadership. By having one person serve as both Chairman and CEO, the Board believes that the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we are under strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation. The Board believes this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

The Board believes that such a structure is viable when reinforced with a strong, competent and independent Board of Directors and the leadership and oversight of a Lead Director, as is the case with the Corporation. As noted above, 10 of the 12 Directors are independent. The Board believes that this high percentage of independence, coupled with the fact that only one Director – Mrs. Rodeheaver (the President and CEO) – is employed by the Corporation, assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, four members qualify as “audit committee financial experts” as defined by rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. While the credentials of the entire Board are noted elsewhere, it is worth illustrating the credentials of these five members that make them eligible for this distinction:

1.	Brian R. Boal – Mr. Boal has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 15 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. Mr. Boal serves as the chair of the Audit Committee.

2.	M. Kathryn Burkey – Mrs. Burkey is a practicing Certified Public Accountant, with significant experience in audit. She has also served as chair of the board of Western Maryland Health System, and is the past president of the Maryland Associates of CPAs.

3.	Robert W. Kurtz – Mr. Kurtz retired from the Corporation and the Bank in December 2009, after nearly four decades of service. For several years prior to his retirement, Mr. Kurtz served as President & Chief Risk Officer of the Corporation and the Bank.

4.	John W. McCullough – Mr. McCullough is a retired partner of the accounting firm Ernst & Young, LLP. During a significant portion of his career, Mr. McCullough was heavily engaged in the audit of financial institutions. Mr. McCullough serves as the Lead Director of the Corporation and the Bank.

In an effort to hone their skills, and to assure their continued independence, members of the Board of Directors undertake regular training. A number of methods are employed to provide in-depth training. On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements imposed on financial institutions by applicable laws such as the Bank Secrecy Act and the Community Reinvestment Act. Periodically, Directors attend seminars related to banking issues, which offer them the additional benefit of meeting with directors of other financial institutions. All Directors have direct access to the American Bankers Association which enables them to keep abreast of issues pertinent to the banking industry and to research banking materials. The FDIC also has available a specific board education program which is periodically used for director training.

The strength of the Board, and a valuable counter balance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees and the Lead Director. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. Consistent with this, the Corporation was one of the early institutions in its market area to name a Chief Risk Officer, having done so in 2006. Further, in 2009, the Board created a special committee focused on the Corporation’s risk elements. This committee is responsible for reviewing the Bank’s overall risk profile including classified credits and management’s plans for those credits, reviewing and updating the Board regarding regulatory compliance matters for both the Corporation and the Bank.  The committee is also responsible for reviewing outstanding audit issues as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.

To assist the Board with tracking and reviewing Board and Committee activities, all Directors have 24/7 access to all policies and reports, the minutes of every meeting of the Board and its committees over the last five years, and numerous other reports and models prepared by or for the Corporation.

To maintain a level of independence from management, the Board conducts regular executive sessions. These sessions are led by the independent Chair of the Corporation’s Nominating Committee, John McCullough, who also serves as the Lead Director.

The governance of the Corporation through a combination of the Chairman and CEO is appropriate also in light of the strength and experience of the Chairman/CEO. Since its beginning, the Corporation has had very experienced individuals in this combined role. Courtney R. Tusing, the first to have the role, came to the Corporation with over 20 years of banking experience, the majority of which were with the Corporation. During his tenure, he also served as President of the Maryland Bankers Association. Richard G. Stanton held the position from 1987 to 1996. He had nearly three decades of experience prior to the position, and had served as Director for a number of years. During his tenure, he served on the Government Relations Committee of the American Bankers Association, which enabled him to help formulate banking policy. William B. Grant held the position from 1996 through December 31, 2015. Mr. Grant had over 35 years of banking experience and was past Chairman of the Maryland Bankers Association and was on the Board of Directors of the Baltimore Branch of the Federal Reserve Bank of Richmond as well as the America’s Community Bankers Council of the American Bankers Association. Effective January 1, 2016, upon Mr. Grant’s retirement, Carissa L. Rodeheaver became the Chairman and CEO. Mrs. Rodeheaver has 25 years of banking experience, is a Certifified Public Accountant and is also a director of the Maryland Bankers Association.

In conclusion, the Board believes that a single leader, serving as Chairman and CEO, together with an overwhelmingly independent Board and a Lead Director, is the most appropriate leadership structure for the Corporation. The Board may, from time to time, review this structure under the guidance of the Nominating Committee, reporting up to the Board of Directors

Attendance at Board Meetings

The Board of Directors held 14 meetings in 2017. Each Director who served as such during 2017 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Tonya K. Sturm, Secretary First United Corporation, 19 S. Second Street, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons. The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

In 2003, the Corporation created an “Advisory Council” consisting of local business owners in each of the geographic regions that we serve. In 2014, the Advisory Council was restructured into five separate Advisory Groups representing each of our market areas. The Advisory Groups consist of business owners and key individuals within each local market area. The purpose of these Advisory Groups is to foster open discussions that will enable us to enhance our understanding of the difference in each of these markets and the financial needs of the customer base. The meetings are led by local Market Presidents and are also attended by members of the management team. These meetings include topics of discussion such as local market analysis, changes in the market, new products and services, customer engagement and customer experiences. These meetings also provide a sounding board for our marketing and advertising plans and provide great opportunities to network with local businesses. From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on these Advisory Groups, although such service is not a requirement of being considered for nomination.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors. A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Section 4 of Article II of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. Thus, for the 2019 Annual Meeting of Stockholders, a stockholder’s nomination must be received no earlier than November 18, 2018 and no later than January 17, 2019. Such notice shall contain the following information to the extent known by the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the Corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (vi) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (vii) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the non-employee Directors, by sending a letter to First United Corporation Board of Directors, c/o Tonya K. Sturm, Secretary, First United Corporation, 19 S. Second Street, Oakland, Maryland, 21550. The Secretary will deliver all shareholder communications directly to the Board of Directors for consideration.

The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders. The 2017 Annual Meeting of Shareholders was attended by 10 persons who served on the Board of Directors as of the date of that meeting.

Family Relationships Among Directors, Nominees and Executive Officers

Director Brian R. Boal is the nephew of director Robert W. Kurtz.

Director Compensation

The following table provides information about compensation paid to or earned by the Corporation’s directors during 2017 who are not also “named executive officers” (as defined below under the heading, “Remuneration of Executive Officers”). The amounts set forth below include the compensation paid by both the Corporation and the Bank for service on their respective boards of directors.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	All other compensation ($)	Total ($)
John F. Barr	16,509	24,471	-	40,980
Brian R. Boal	23,509	24,471	-	47,980
M. Kathryn Burkey	36,490	14,480	-	50,970
Robert W. Kurtz	33,900	14,480	-	48,380
John W. McCullough	26,509	24,471	-	50,980
Elaine L. McDonald	26,604	19,476	-	46,080
Gary R. Ruddell	32,900	14,480	-	47,380
I. Robert Rudy	33,100	14,480		47,580
Marisa A. Shockley	18,709	24,471	-	43,180
Robert G. Stuck	30,800	14,480	-	45,280
H. Andrew Walls, III	23,809	24,471	-	48,280

Notes:

(1)	Amounts in this column represent the grant date fair value of fully-vested shares of Common Stock granted in 2017, computed in accordance with Financial Standards Accounting Board Accounting Standards Codification Topic 718.

The Compensation Committee of the Board of Directors is responsible for evaluating and recommending director compensation to the Board for approval. In evaluating director compensation, the Compensation Committee considers the legal responsibilities that directors owe to the Corporation and its shareholders in connection with their service on the Board and/or a committee of the Board, and the risks to the directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around the Corporation’s market areas. The Compensation Committee’s current director compensation arrangement contemplates a mix of cash and equity awards, as discussed below.

For 2017, each director who was not an employee of the Corporation or the Bank (a “Non-Employee Director”) received a cash retainer of $10,000, a grant of 1,000 fully-vested shares of Common Stock, having a grant date fair value of $14,480, and a cash fee of $1,000 for each meeting of the Corporation’s and/or Bank’s Board of Directors that he or she attended, except that the cash fee is reduced to $200 when the meeting lasts less than two hours or is related to regulatory matters. Directors do not receive more than one cash fee when the boards of the Corporation and the Bank meet together. Directors who served on committees of the Corporation also received a cash fee of $500 for each committee meeting that they attended. The Chairperson of each of the Audit Committee (Mr. Boal), Compensation Committee (Mrs. Burkey) and Nominating & Governance Committee (Mr. McCullough) received an additional annual cash retainer of $2,500. All directors of the Corporation also served on the board of directors of the Bank and received cash in the amount of $500 for attending each meeting of a committee of the Bank board on which they served.

Non-Employee Directors may elect to receive some or all of their cash retainers in shares of Common Stock. The number of shares paid in lieu of cash retainers is determined by dividing the portion of the cash retainer to be paid in stock by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The NASDAQ Stock Market. In 2017, each of Messrs. Barr, Boal, McCullough and Walls and Mrs. Shockley elected to receive 690 shares of Common Stock, having an aggregate grant date fair value of $9,991.20, in lieu of that amount of their annual cash retainer, and Mrs. McDonald elected to receive 345 shares of Common Stock, having an aggregate grant date fair value of $4,995.60, in lieu of that amount of her cash retainer.

All directors are permitted to participate in the Corporation’s Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). The material terms of the Deferred Compensation Plan are discussed below under the heading, “Remuneration of Executive Officers”.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2017 with the Corporation’s management; (ii) discussed with Baker Tilly Virchow Krause, LLP (“Baker Tilly”), the Corporation’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly’s communications with the Audit Committee concerning its independence, and discussed with Baker Tilly its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

By:	AUDIT COMMITTEE

Brian R. Boal M. Kathryn Burkey Robert W. Kurtz John W. McCullough Elaine L. McDonald Robert G. Stuck

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Corporation’s Board of Directors and hold office at its pleasure.

Carissa L. Rodeheaver, age 52, serves as the Chairman of the Board, President and CEO of both the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 1, 2016 upon the retirement of William B. Grant from those positions. Prior to these appointments, Mrs. Rodeheaver served as the CFO of the Corporation and the Bank starting in January 2006 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009. Between March 19, 2008 and her appointment as President, Mrs. Rodeheaver served as Executive Vice President of the Bank. Prior to these times, Mrs. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant CFO of the Corporation from 2004 to December 31, 2005. She is a Certified Public Accountant.

Tonya K. Sturm, age 50, serves as Senior Vice President and CFO of both the Corporation and the Bank. She has served as CFO since May 2015 and as Senior Vice President since June 2016. In May 2016, she was appointed Secretary and Treasurer of the Corporation and the Bank. Prior to the appointment of Senior Vice President, she served as Vice President since September 2008. Prior to her appointment as CFO and Vice President, Mrs. Sturm served as Controller of the Corporation and the Bank starting in September 2008, as a Staff Auditor of the Bank from July 1996 to June 1998, as a Credit Analyst of the Bank from June 1998 to March 1999, as Staff Accountant of the Bank from April 1999 to May 2002, as a Senior Staff Accountant of the Bank June 2002 to December 2003, as the Finance Manager of the Bank from January 2004 to May 2006, and as Vice President and Director of Finance of the Bank from June 2006 to August 2008.

Information about the Bank’s executive officers, other than Mrs. Rodeheaver and Mrs. Sturm, is set forth below. All officers are elected annually by the Bank’s Board of Directors and hold office at its pleasure.

Robin M. Murray, age 59, serves as Senior Vice President and Director of Retail Banking.  Mrs. Murray was appointed to this position in 2006. From 2003 until 2006, she served as the Bank’s Senior Vice President of Marketing and Retail Sales and as Vice President of Marketing and Retail Services Manager from 1998 to 2003.

Robert L. Fisher, II, age 49, serves as Senior Vice President and Chief Lending Officer. Mr. Fisher has been employed by the Corporation since September 2013. Mr. Fisher has over 20 years of experience in the banking industry with the majority of his experience based in commercial banking. Most recently, Mr. Fisher held the position of Regional President at a bank in the Mid-Atlantic region.

Jason B. Rush, age 47, serves as a Senior Vice President and Chief Operating Officer. Mr. Rush was appointed Senior Vice President and Chief Operating Officer in January 2017. Prior to this appointment, he served as Senior Vice President and Chief Risk Officer and Director of Operations and Support.  Mr. Rush has been employed by the First United organization since October 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has a fifty percent ownership interest.  He also participates with his brother in farming and land investment.

Keith R. Sanders, age 48, serves as Senior Vice President and Senior Trust Officer. Mr. Sanders has been employed by the Corporation since August 2002. He served as Senior Trust Sales Officer from August 2002 until December 2005, and as Senior Trust/Investment Sales Manager from January 2006 until October 2011. He was named First Vice President and Senior Trust Officer on November 1, 2011 and Senior Vice President and Senior Trust Officer on May 22, 2013.

Beverly A. Sines, age 60, serves as Senior Vice President and Chief Credit Officer. Mrs. Sines has been employed by the Corporation since March 1976. Prior to her recent positions, Mrs. Sines served as Vice President and Credit Administrator, Special Assets Manager, Community Office Manager, and Loan Officer. She was named the Chief Credit Officer in 2007 and promoted to Senior Vice President and Chief Credit Officer in May 2014.

Remuneration of Executive Officers

All of the Corporation’s executive officers are also executive officers of the Bank. Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective executive officers, but, where appropriate, most of these plans and arrangements are structured to apply to executive officers of the consolidated group.

The following table sets forth, for each of the last two calendar years (which were also the Corporation’s last two fiscal years), the total remuneration awarded to, earned by, or paid to (i) the person who served as the Corporation’s principal executive officer (the “CEO”) during 2017, (ii) the Corporation’s two most highly compensated executive officers other than the CEO who were serving as such as of December 31, 2017 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2017, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Corporation as of December 31, 2017 (the CEO and such other persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Bank who performs a policy making function for the Corporation. The Corporation has determined that the named executive officers for purposes of this prospectus include Carissa L. Rodeheaver, Robert L. Fisher, II and Jason B. Rush. In calendar years 2017 and 2016, executive compensation included annual base salary and income related to certain employee benefit plans, and the table that follows reflects compensation paid by both the Corporation and the Bank.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (2)	Total ($)
Carissa L. Rodeheaver, Chairman and Chief Executive Officer (1)	2017	364,500	-	10,748	375,248
	2016	328,663	-	10,871	339,534

Robert L. Fisher II, Senior Vice President, Chief Lending Officer	2017	253,444	-	47,829	301,273
	2016	249,765	-	46,586	296,351

Jason B. Rush, Senior Vice President / Chief Operating Officer	2017	188,750	-	7,491	195,787
	2016	172,558	-	7,037	179,595

Notes:

(1)	Mrs. Rodeheaver also serves as a director of the Corporation and of the Bank but does not receive any separate remuneration for such service.
(2)	Amounts include premiums related to bank-owned life insurance policies (see “Split Dollar Life Insurance Arrangements” below), group term life insurance and long term disability insurance available to all employees, matching contributions under the 401(k) Profit Sharing Plan, and, for Mr. Fisher, employer credits to deferred compensation plan accounts maintained pursuant to his SERP Alternative Participation Agreement (see “Deferred Compensation Plans” below). The aggregate dollar value of premiums related to the bank-owned life insurance policies, the group life insurance program and long-term disability insurance was as follows: Mrs. Rodeheaver, 1,298 for 2017 and $1,596 for 2016; Mr. Fisher, $825 for 2017 and $825 for 2016; and Mr. Rush, $880 for 2017 and $992 for 2016. Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan were as follows: Mrs. Rodeheaver, $9,450 for 2017 and $9,275 for 2016; Mr. Fisher, $8,987 for 2017 and $8,753 for 2016; and Mr. Rush, $6,611 for 2017 and $6,045 for 2016. Employer credits under SERP Alternative Participation Agreements were as follows: Mr. Fisher, $38,017 for 2017 and $37,088 for 2016. In general, these employer credits are not earned, and cannot be paid, unless the officer remains employed with the Corporation and/or the Bank for two years following the date on which such credit is granted. Although the amounts of the employer credits made on behalf of Mr. Fisher are included in the Summary Compensation Table, those credits have yet vested.

Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Corporation’s Board of Directors is responsible for overseeing and administering the Corporation’s employee benefit plans and policies, and for annually reviewing and approving all compensation decisions relating to the executive officers, including the named executive officers. The Compensation Committee of the Bank’s Board of Directors has identical responsibilities with respect to executive officers of the Bank. Both Compensation Committees are made of the same directors. The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board. The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

The Compensation Committee is composed of at least three Directors who are determined to be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The members of the Compensation Committee are appointed each year by the Board of Directors, after considering the recommendations and views of the CEO. Seven members of the Corporation’s Board of Directors serve on the Compensation Committee, each of whom is an “independent director”. The Chair of the Compensation Committee reports to the Corporation’s Board regarding all committee actions.

The Compensation Committee recognizes the importance of balancing the need to attract and retain qualified executive officers with the need to maintain sound principles for the development and administration of compensation and benefit programs. The Compensation Committee has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Corporation maintains strong links between executive pay and performance. Examples of procedures and actions that the Compensation Committee utilized in 2017 include:

•	Incorporating executive sessions (without management present) into all Compensation Committee meetings;

•	Using an independent compensation consultant to advise on executive compensation issues;

•	Reviewing elements and amounts of executive compensation paid by competitors, including peer group performance and the impact of such performance on executive compensation;

•	When it deems appropriate, realigning the Corporation’s compensation structure in light of its peer group reviews;

•	Reviewing and approving annual performance reviews for all executive officers; and

•	Conducting annual reviews of all compensation and incentive plans for appropriate corporate strategic alignment and avoidance of excessive or unnecessary risk-taking by executive officers.

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to the Corporation’s performance on both a short-term basis and a long-term basis. Overall, the Compensation Committee believes that a performance-based compensation program can assist the Corporation in attracting, motivating and retaining the quality executives critical to long-term success. Accordingly, when and to the extent permitted by law, the Compensation Committee generally seeks to structure executive compensation programs so that they are focused on enhancing overall financial performance.

In setting the CEO’s compensation, the Compensation Committee meets with the CEO to discuss her performance and compensation package. Decisions regarding her package are based upon the Compensation Committee’s independent deliberations and input from the Committee’s compensation consultant, if one is engaged for that purpose. In setting compensation for other executive officers, the Compensation Committee considers the CEO’s recommendations, as well as any requested input and data from the Chief Financial Officer, Human Resources Department and outside consultants and advisors. The Compensation Committee occasionally requests one or more members of senior management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Only Compensation Committee members are allowed to vote on decisions regarding executive compensation, and only during its executive sessions.

In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package. The Compensation Committee also examines all incentive compensation plans at least annually to ensure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value. All incentive plans contain “claw-back” provisions that require, in the event the Corporation is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws or applicable accounting principles, each participant who received an award to return it to the extent the accounting restatement shows that a smaller award should have been paid. Further, all incentive plans contain ethics provisions that require a participant to repay an award in the event that the Corporation determines that the award was paid in a plan year in which the participant willfully engaged in any activity that was or is injurious to the Corporation and its affiliates. In general, the Board of Directors and/or its Compensation Committee may terminate, suspend or amend an incentive plan at any time.

For 2017, executive compensation consisted primarily of base salary, which is targeted to recognize each executive officer’s performance and contributions to success considering salary standards in the marketplace. The Compensation Committee did not recommend the granting of incentive awards for 2017 or 2016.

Employment Arrangements

All of the named executive officers are employed on an at-will basis and are not parties to any written employment agreement with the Corporation or the Bank.

In addition to base salaries paid in 2017, the named executive officers’ employment arrangements make them eligible to receive benefits under and/or participate in the 401(k) Profit Sharing Plan, the Pension Plan, the Split Dollar Life Insurance arrangements, the Deferred Compensation Plan, and, except for Mr. Fisher, the SERP. Mr. Fisher participates in the SERP Alternative Plan described below. The material terms of these plans and arrangements and the compensation and benefits available thereunder are discussed below. In addition, all executive officers are entitled to employee benefits that the Corporation makes available to all eligible employees generally, including health, dental and vision insurance, long-term disability insurance, and group term life insurance. Mrs. Rodeheaver and Mr. Fisher are also provided with the use of employer-owned automobiles.

In 2007, the Corporation adopted a plan that provides for cash payments and employee benefits continuation to executive officers if they experience a separation from service in connection with a change in control of the Corporation, known as the Change in Control Severance Plan (the “Severance Plan”), and it has entered into change in control severance agreements under the Severance Plan ( a “Severance Agreement”) with certain executive officers, including Mrs. Rodeheaver and Messrs. Fisher and Rush.

The Compensation Committee has set the following base salaries for 2018, which are subject to review and adjustment by the Compensation Committee: Mrs. Rodeheaver, $372,000; Mr. Fisher, $257,187 and Mr. Rush, $192,500.

401(k) Profit Sharing Plan

In furtherance of the Corporation’s belief that every employee should have the ability to accrue retirement benefits, the Corporation adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers. Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants. The Corporation believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Beginning with the 2008 plan year, the Corporation enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction. This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. Additionally, the Corporation accrued a non-elective employer contribution during 2017 for all employees (other than employees who participate in the SERP or the SERP Alternative Plans and those employees meeting the age plus service requirement in the Pension Plan), equal to 4% of each employee’s salary hired after January1, 2010 and 4.5% of each employee’s salary hired before January 1, 2010, which will be paid into the plan in the first quarter of 2018.

Pension Plan

Prior to 2010, all employees were eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation. Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service. A year of service is defined as working at least 1,000 hours in a plan year. Effective April 30, 2010, the plan was amended, resulting in a “soft freeze”, the effect of which prohibits new entrants into the plan and ceases crediting of additional years of service after that date. Effective January 1, 2013, the plan was amended to unfreeze the plan for those employees for whom the sum of (i) their ages, at their closest birthday, plus (ii) years of service for vesting purposes equal 80 or greater. The “soft freeze” continues to apply to all other plan participants.

Supplemental Executive Retirement Plan (SERP)

The Bank adopted and designed the SERP so that executives could reach a targeted retirement income. The SERP is available only to a select group of management or highly compensated employees, including Mrs. Rodeheaver and Mr. Rush. Mr. Fisher does not participate in the SERP. The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. In connection with the adoption of the Severance Plan, the Compensation Committee decided to credit participants with 24 years of service, regardless of actual years of service, to minimize certain income taxes that could be imposed under Section 280G of the Internal Revenue Code upon a separation from service. In the event a SERP participant voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan, if any, will be credited with actual years of service.

The SERP benefit is equal to 2.5% of the executive’s Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay. The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage service. The SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, it would be appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. Accordingly, the SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant. For purposes of the SERP, “Final Pay” means the average of the three highest amounts of annual cash compensation actually paid to the Participant over the five years preceding the year in which the Participant’s Separation from Service occurs. For purposes of the foregoing, “cash compensation” means annual base salary plus any cash bonus or cash incentive compensation actually paid to the Participant as remuneration for services rendered to the Bank in a particular calendar year, and excludes imputed income, Bank contributions and any other income related to or benefit paid under any insurance policy, retirement plan or other employee benefit plan or arrangement.

The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, he or she will receive the benefit as a lifetime annuity.

Participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit. If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause (as defined in the SERP). In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services per month for twelve months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

The amounts that could be paid to Mrs. Rodeheaver and Mr. Rush under the SERP upon a separation from service is shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

Split Dollar Life Insurance Arrangements

The Bank purchased policies of bank owned life insurance (“BOLI”) in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, $2.8 million in 2006, $10 million in 2009 and $5.5 million in 2015 to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.

Because the Compensation Committee believes that it is important to reward officers for their loyalty and service, the Corporation has agreed, pursuant to Endorsement Split Dollar Agreements, to assign a portion of the cash benefits payable under these BOLI policies to the executive officers’ named beneficiaries in the event they die while employed. Participation under the Split-Dollar Life Insurance arrangements can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank terminates each covered officer’s participation when his or her employment is terminated. The current death benefits payable to the beneficiaries of the named executive officers under these arrangements are shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

Deferred Compensation Plan

The Corporation’s directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. Each of the named executive officers is entitled to participate. The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.

A participant is always 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board of Directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in equal annual installments selected by the participant between 2 and 10 installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

Mr. Fisher realized non-preferential earnings in 2017 and 2016 under the Deferred Compensation Plan of $2,197 and $899, respectfully.

On January 9, 2015, the Corporation entered into a participation agreement under the Deferred Compensation Plan, styled as a SERP Alternative Participation Agreement (the “SERP Participation Agreement”), with Mr. Fisher pursuant to which the Corporation agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the SERP Participation Agreement), to make a discretionary contribution to the Employer Account of Mr. Fisher in an amount equal to 15% of his base salary for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Mr. Fisher received Employer Contribution Credits of $37,088 for the 2016 Plan Year. For the 2017 Plan Year, Mr. Fisher received Employer Contribution Credits of $38,017. The SERP Participation Agreement provide that Mr. Fisher will become 100% vested in the amount maintained in his Employer Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Participation Agreement); (ii) his Separation from Service (as defined in the SERP Participation Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Participation Agreement); (iii) his Separation from Service due to a Disability (as defined in the SERP Participation Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the SERP Participation Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Mr. Fisher will lose their entitlement to the amounts maintained in their Employer Account if they are terminated for Cause (as defined in the SERP Participation Agreements). In addition, the SERP Participation Agreement conditions his entitlement to the amounts held in his Employer Account on his (a) refraining from engaging in Competitive Employment (as defined in the SERP Participation Agreements) for three years following his Separation from Service, (b) refraining from injurious disclosure of confidential information concerning the Corporation, and (c) remaining available, at the Corporation’s reasonable request, to provide at least six hours of transition services per month for 12 months following his Separation from Service (except in the case of death or Disability), except that only item (b) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Fisher violates any of those conditions, then he will forfeit all then-unpaid amounts in his Employer Account and be obligated to reimburse the Corporation for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

Benefits upon a Separation from Service

As noted above, the Corporation has entered into Severance Agreements with Mrs. Rodeheaver, Mr. Fisher and Mr. Rush; however, the Corporation has not made any payments under the Severance Agreements to date.

The Corporation’s obligations under the Severance Agreements would be triggered if the participating executive officer’s employment were to be terminated by the Corporation without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement) during the period commencing on the date that is 90 days before a Change in Control (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”). In such case, the executive officer would be entitled to receive a lump sum cash payment equal to two times his or her Final Pay (as defined in the Severance Agreement), the immediate vesting of all equity-based compensation awards that have been granted to the executive, continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the executive is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and outplacement services for up to 12 months.

Each of the Severance Agreements provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs.

Each Severance Agreement has a one-year term, which automatically renews for additional one-year terms unless the Corporation provides the participant with six months’ prior notice of its intention not to renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.

The table that follows shows the estimated present value of benefits that could have been paid to the named executive officers as of December 31, 2017 under the Severance Plan, the SERP and the Split Dollar Life Insurance Arrangements upon a separation from service. As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the Split Dollar Life Insurance arrangements described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60 for the SERP Plan.

Benefits Payable Upon a Termination of Employment
Name	Reason for Termination	Severance Plan Cash Benefit ($)	Severance Plan Benefit Continuation ($)(1)(1)	Estimated SERP Benefit ($)(2)(3)	Estimated Split-Dollar Benefit ($)	Total ($)
Mrs. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	744,000	30,731	1,085,332	-	1,860,063
	Death	-	-	1,060,332	25,000	1,085,332
	Voluntary termination without good reason	-	-	1,085,332	-	1,085,332
Mr. Fisher	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	514,374	30,731	36,540	-	581,645
	Death	-	-	36,540	25,000	61,540
	Voluntary termination without good reason	-	-	36,540	-	36,540
Mr. Rush	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	385,000	2,518	289,282	-	676,800
	Death	-	-	264,282	25,000	289,282
	Voluntary termination without good reason	-	-	289,282	-	289,282

Notes:

(1)	Amounts reflect the value of two years’ continued coverage under the Corporation’s benefit plans. Such amounts are calculated at current rates and current cost sharing formulas, as future costs are unknown.
(2)	The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Both Mrs. Rodeheaver and Mr. Rush have over 24 actual years of service. Mr. Fisher is not a participant in the SERP Plan.
(3)	The amount reported for Mr. Fisher under “Estimated SERP Benefit” is the portion of the Employer Contribution Credits that have accrued under his SERP Alternative Participation Agreement and become vested as of December 31, 2017.

Role of Compensation Consultants

The Compensation Committee has the authority and resources necessary to engage independent consultants to aid and direction with respect to executive compensation and benefits.

In 2016, the Compensation Committee directly engaged the compensation consulting firm Pearl Meyer & Partners (“PM&P”) to conduct a review of executive and director compensation as compared to peers and market and provide advice and information to facilitate the Committee’s deliberations. This information was utilized in 2017 for Committee actions and discussions regarding executive and director compensation. PM&P was also purposed with: (i) confirming/validating the appropriateness of the Corporation’s executive and director compensation as compared to the market and the Corporation’s performance; (ii) providing a market-based framework for managing compensation and benefits prospectively; and (iii) providing feedback and guidance with respect to the Compensation Committee’s discussions about potential pay/benefit decisions and/or changes to the current compensation structure. In this current survey project, PM&P provided the Compensation Committee with a compensation survey of peer banks in Maryland, Pennsylvania, Virginia and West Virginia with assets of between one-half to two times the assets of the Corporation. The Compensation Committee has concluded that PM&P’s engagement did not raise any conflict of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their affiliates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with person who are not related to the Bank.

In addition to the foregoing, Morgantown Printing & Binding, a corporation owned by Director H. Andrew Walls, III and a trust established for the benefit of his minor children, provides various printing services (marketing materials, account statements, and other routine items), document storage and warehouse services, and related services to the Corporation. Total fees paid by the Corporation to this corporation in 2017 and 2016 were $193,037 and $294,840, respectively. The Corporation has again retained Morgantown Printing & Binding to provide these services in 2018, for which it expects to pay approximately $250,000. Management believes that all of the foregoing transactions with this corporation are or will be on terms that are substantially similar to those that would be available if a person unrelated to the Corporation were to provide these services.

During 2017, the Bank hired a general contractor for the completion of renovation projects in the Bank’s branch office locations. The general contractor is not affiliated with the Corporation, the Bank or any of their directors or executive officers. On its own initiative and without input from the Bank, the general contractor hired Rush Services as a subcontractor to provide electrical, HVAC and other services. Jason Rush, the Chief Operating Officer of the Corporation and the Bank, serves as the Secretary of, and is a 50% owner of Rush Services. Total fees paid by the Bank directly to Rush Services in 2017 and 2016 were $34,050 and $113,948, respectively. The general contractor paid Rush Services $352,385 and $11,876, in 2017 and 2016, respectively, for such services.

The Corporation and the Bank have adopted written policies and procedures to help ensure that the Corporation and the Bank comply with all legal requirements applicable to related party transactions. Among other policies and procedures, the Audit Committee of the Board of Directors must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full Board of Directors for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

APPROVAL OF THE EQUITY PLAN

(Proposal 2)

At the Annual Meeting, shareholders will be asked to approve the Equity Plan. The Equity Plan was adopted by the Board of Directors on March 7, 2018, subject to shareholder approval. The Equity Plan will become effective if and when it is approved by the shareholders.

Purpose of the Equity Plan

The Compensation Committee believes that equity-based compensation can be among the most effective means of aligning the interests of the Corporation’s directors, executive officers and other key employees with the interests of its shareholders. To that end, the Equity Plan was adopted for the purposes of allowing the Compensation Committee to use equity-based compensation as a means to attract, incent and retain key personnel and providing a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Corporation, which interest may be measured by reference to the value of the Common Stock.

Summary of Material Provisions of the Equity Plan

The following summary of key provisions of the Equity Plan is qualified in its entirety by reference to the Equity Plan document, which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The Corporation urges shareholders to carefully read the Equity Plan document, as it is a legal document that governs the awards to be granted under the Equity Plan.

Effective Date and Term

If approved by shareholders, the Equity Plan will become effective on May 17, 2018. The Board may terminate the Equity Plan at any time; otherwise, the Equity Plan will terminate when all shares reserved for issuance have been issued. However, no ISO (as defined below) may be awarded under the Equity Plan following the 10th anniversary of the date on which the Equity Plan was approved by the Board of Directors (i.e., March 7, 2028). The termination of the Equity Plan will have no effect on grants that were outstanding at the time of termination, which will remain outstanding pursuant to their terms.

Administration

The Compensation Committee will administer the Equity Plan. Among other powers, the Compensation Committee will have full and exclusive power to: (i) determine the employees, non-employee directors and consultants to whom grants may be made under the Equity Plan; (ii) determine the type, size and terms of the grants to be made to each participant; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) accelerate the vesting or payment of any outstanding grant notwithstanding any vesting or payment date set forth in the related grant agreement; (v) amend the terms of any previously issued grant, subject to certain limitations contained in the Equity Plan; (vi) adopt guidelines separate from the Equity Plan that set forth the specific terms and conditions for grants; and (vii) deal with any other matters arising under the Equity Plan.

Eligibility for Participation

The Equity Plan is available to all employees of the Corporation and its subsidiaries, including employees who are officers or members of the Board, all non-employee directors of the Corporation, and consultants of the Corporation and its subsidiaries. Subject to the provisions of the Equity Plan, the Compensation Committee has the authority to select from all eligible individuals those to receive grants and will determine the terms and conditions of the grant and number of shares of common stock subject to each grant. As of February 28, 2018, there were 11 non-employee directors, 7 executive officers, and approximately 350 other employees (including officers who are not executive officers) who would have been eligible to participate in the Equity Plan.

Types of Grants

The Equity Plan permits the Compensation Committee, in its sole discretion, to grant various forms of incentive grants. The Compensation Committee has the power to grant stock options, stock appreciation rights (“SARs”), stock awards, dividend equivalents, and other stock-based awards. Each grant will be reflected in an agreement between the Corporation and the participant, will be subject to the applicable terms and conditions of the Equity Plan and any guidelines adopted under the Equity Plan, and may also be subject to other terms and conditions contained in the grant agreement consistent with the Equity Plan that the Compensation Committee deems appropriate, including restrictions on vesting and exercise and provisions related to settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various agreements entered into under the Equity Plan do not need to be identical.

Stock Options

Stock options allow the participant to buy a certain number of shares of Common Stock at an exercise price equal to at least the fair market value (as determined by the Compensation Committee) of a share on the date the option is granted. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, so-called “nonstatutory options” that are not intended to qualify as incentive stock options (“NSOs”), or any combination of ISOs and NSOs. All persons eligible to participate in the Equity Plan may receive a grant of NSOs. Only employees of the Corporation and its subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the Equity Plan can never be less than the fair market value of a share of Common Stock on the date of grant and provided further that if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding voting securities of the Corporation, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs (under all of the Corporation’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NSOs.

The Compensation Committee determines the term of each option, provided that no option may have a term greater than 10 years from the date of grant and provided further that, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Corporation, the term of that person’s ISO may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on a date that is determined by the Compensation Committee, in its sole discretion, which is specified in the grant agreement. A participant may exercise an option by delivering notice of exercise to the Corporation or its designated agent. Payment of the exercise price and any withholding taxes for an option may be made: (i) in cash or by cashier’s check; (ii) if permitted by the Compensation Committee, by surrendering shares of Common Stock that have been owned by the participant for at least six months and that have an aggregate fair market value equal to the aggregate exercise price and withholding taxes; (iii) if permitted by the Compensation Committee, using the proceeds of a cashless exercise of the option that is effected through a registered broker-dealer; (iv) if permitted by the Compensation Committee, through the net settlement of the option; (v) by any combination of the foregoing; and/or (vi) any other lawful method as the Compensation Committee may approve.

Options may be exercised in such manner and at such times as the Compensation Committee determines, provided that options may be exercised only while the participant is employed by or providing service to the Corporation or within a specified period of time after termination of such employment or service. Each grant agreement relating to an option may specify the circumstances, if any, and the time periods, if any, in which a participant may exercise an option following the termination of his or her employment or service with the Corporation and its subsidiaries. Any option (or portion thereof) that is not exercised within the time periods prescribed in the grant agreement shall terminate.

Stock Appreciation Rights

The Compensation Committee may grant SARs to anyone eligible to participate in the Equity Plan. Awards may involve freestanding SARs, SARs granted with, but exercisable in lieu of, stock options (“Tandem SARs”), SARs granted with, and in addition to, stock options (“Additive SARs”), or any combination of the foregoing. The Compensation Committee will determine the period when SARs vest and become exercisable, the fair market value of the shares of Common Stock underlying the SARs on the date of grant, and whether SARs will be freestanding SARs, Tandem SARs, or Additive SARs. SARs may be exercised only while the participant is alive. The exercise of a SAR does not require the payment of any money to the Corporation. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the fair market value on the date of grant. Upon exercise of a Tandem SAR or an Additive SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over exercise price of the related stock option. The exercise of a Tandem SAR will reduce the number of shares available under the related stock option by the amount of shares exercised, and vice versa. The exercise of an Additive SAR will have no effect on the related stock option. Payment to the participant of the SAR value will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Each grant agreement will state the circumstances under which a participant may retain a SAR award after termination of employment or service and the circumstances under which a SAR may be forfeited.

Stock Awards

The Compensation Committee may grant a stock award to anyone eligible to participate in the Equity Plan. A stock award involves the immediate transfer by the Corporation to the participant of a specific number of shares of Common Stock. These shares may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. If the shares are restricted, the restrictions will lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based on the achievement of specific performance goals. For as long as a stock award is subject to restrictions, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares granted thereby except upon death as described in the “Transferability” paragraph below. The Compensation Committee shall determine to what extent, and under what conditions, the participant shall have the right to vote shares awarded pursuant to a stock award and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a participant’s entitlement to dividends or other distributions with respect to a stock award shall be subject to achievement of performance goals or other conditions. Each grant agreement will state the circumstances, if any, under which a participant may retain a stock award after termination of employment or service and the circumstances under which a stock award may be forfeited.

Dividend Equivalents

When the Compensation Committee grants any award under the Equity Plan, it may also grant dividend equivalents in connection with the award under such terms and conditions as it deems appropriate. A dividend equivalent entitles the participant to receive or be credited with an amount equal to all cash dividends and other distributions paid on the shares of common stock underlying the award while the award is outstanding. Dividend equivalents may be paid currently, may be paid on a deferred basis, or may be paid subject to the achievement of performance goals or other conditions, as specified in the award agreement. Dividend equivalents may be accrued as a cash obligation or may be converted into stock units. In either case, dividend equivalents will not accrue interest. Payment of a dividend equivalent may be made in cash or in shares of common stock, as determined in the award agreement.

Other Stock-Based Awards

The Compensation Committee may grant any other award type that is based on, measured by or payable in shares of Common Stock to anyone eligible to participate in the Equity Plan, on such terms and conditions as it deems appropriate. These awards may be subject to achievement of performance goals or other conditions, and may be payable in cash or in shares of Common Stock, or in a combination of cash and shares, as determined by the Compensation Committee.

Shares Available for Grants; Maximum Grants

The Equity Plan reserves 325,000 shares of Common Stock for issuance pursuant to grants, all of which may be issued pursuant to stock options, stock appreciation rights, stock awards or other stock-based awards.  No participant may receive a grant or grants in any calendar year, other than dividend equivalents, with respect to more than 20,000 shares of Common Stock.  Shares of Common Stock related to any unexercised or unvested grant under the Equity Plan that terminates, expires, or lapses for any reason, and shares of Common Stock that are issued, or deemed to be issued, pursuant to the exercise of a grant and that are subsequently cancelled, forfeited, exchanged or surrendered for any reason, including through the net settlement of a stock option, will become available for re-grant under the Equity Plan.  Grants paid in cash will not be counted against these limits.

All grants other than dividend equivalents will be expressed in shares of common stock.

Adjustments for Changes in Capitalization and Other Corporate Changes

If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the receipt of consideration by the Corporation, or if the value of outstanding shares is substantially reduced as a result of a spinoff or the Corporation’s payment of an extraordinary dividend or distribution, then the maximum number of shares available for issuance under the Equity Plan, the maximum number of shares for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Equity Plan, and the price per share or the applicable market value of such grants shall be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants.

Deferrals

To the extent permitted by law, the Compensation Committee may permit or require a participant to defer receipt of the payment of a grant.

Tax Withholding

To the extent that a participant incurs any tax liability in connection with the exercise or receipt of a grant under the Equity Plan, the Corporation has the right to deduct or withhold, or to require the participant to pay to the Corporation, the minimum statutory amount to satisfy federal, state and local tax withholding obligations. In addition, the Compensation Committee may allow the participant to satisfy the withholding obligation by allowing the Corporation to withhold a portion of the shares to be issued to the participant. Shares that are withheld would be available for future grants under the Equity Plan.

Transferability

Generally, unless specifically allowed by the Compensation Committee and set forth in a grant agreement, grants awarded under the Equity Plan may not be transferred other than by will or the laws of descent and distribution, except that the Compensation Committee may permit a participant to transfer (subject to compliance with applicable securities laws) his or her NSOs to his or her spouse, lineal ascendants and descendants, or to a trust for the benefit of such persons. Unless otherwise provided in a grant agreement, grants awarded under the Equity Plan may be exercised only by the participant or his or her legal guardian or representative during the participant’s lifetime.

Amendment

The Corporation’s Board of Directors may, at any time and from time to time and in any respect, amend or modify the Equity Plan, including to ensure that the Equity Plan and each grant granted under the Equity Plan comply with applicable law, regulations and stock exchange rules. No amendment or modification of the Equity Plan or any grant agreement may adversely affect any outstanding grant without the written consent of the participant holding the grant, except in connection with a Change in Control (as discussed under the next heading) and/or to the extent such amendment or modification is required to comply with any applicable law, regulation or rule to which the Corporation is subject.

Change in Control

If and to the extent practicable, the Corporation will provide written notice to each participant with outstanding grants of any proposed Change in Control not less than 15 days prior to its effective date, and (i) upon delivery of such notice, (a) all outstanding options will automatically vest and become fully exercisable, (b) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (c) all outstanding SARs, dividend equivalents and other stock-based awards that are payable in shares of Common Stock will automatically vest and become exercisable or payable, and (ii) all outstanding SARs, dividend equivalents and other stock-based awards that are payable in cash will vest and become exercisable or payable as of the effective time of the Change in Control.

If it is not practicable for the Corporation to provide such 15-day prior notice, then (i) the Corporation will, as soon as is reasonably practicable following a Change in Control, provide written notice thereof to each participant with outstanding grants, and (ii) upon such Change in Control, (a) all outstanding options and SARs will automatically vest and become fully exercisable, (b) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (c) all outstanding dividend equivalents and other stock-based awards that are payable in shares of Common Stock or cash will automatically vest and become payable in shares or cash, respectively.

Where the Corporation is not the surviving corporation in a Change in Control (or survives only as a subsidiary of another corporation), unless varied by the Compensation Committee in any particular grant agreement, (i) all outstanding options and SARs that have not been exercised in full prior to the effective time of the Change in Control will be assumed by, or replaced with comparable options or stock appreciation rights granted by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) the surviving corporation must fulfill the Corporation’s obligations with respect to any other grant that became payable in connection with the Change in Control but which was not paid or otherwise satisfied at or prior to the effective time of the Change in Control.

Notwithstanding the foregoing, but only to the extent permitted by the applicable law, including Section 409A of the Code, in connection with a Change in Control, the Compensation Committee may, without the consent of any participant, require a participant to exchange or settle his or her outstanding grants for a cash payment upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Corporation’s securities relating to those grants.

Under the Equity Plan, a “Change in Control” will occur upon any of the following events:

•	Any person becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 35% of the voting power of the then outstanding securities of the Corporation (except in any transaction in which the Corporation becomes a subsidiary of another corporation and in which the shareholders of the Corporation, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

•	The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Corporation and another entity where the shareholders of the Corporation, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Corporation; or

•	During any 12-month period after the effective date of the Equity Plan, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (A) were directors at the beginning of such period or (B) whose appointment, election or nomination for election was previously so approved.

The Compensation Committee may modify this definition of a Change in Control for a particular award as it deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Although the foregoing provisions are included in the Equity Plan primarily for the protection of a participant in the event of a Change in Control of the Corporation, they may also be regarded as having an anti-takeover effect, which may reduce the Corporation’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

Registration of Shares

As soon as is practicable after the Equity Plan is approved by shareholders, the Corporation intends to file a registration statement with the SEC under the Securities Act of 1933, as amended, covering the offer and sale of the shares reserved under the Equity Plan.

Certain Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants granted under the Equity Plan will depend on the type of the grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Equity Plan, based on current federal income tax laws. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising grants and disposing of the underlying shares of common stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.

Incentive Stock Options

A participant will not recognize income upon the grant or exercise of an award that qualifies as an ISO under the Equity Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised.

If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO, and (ii) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of common stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. The Corporation will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, the Corporation will generally be allowed a deduction to the extent the participant realizes ordinary income.

Nonstatutory Options

A participant who is granted an option under the Equity Plan which does not qualify as an ISO shall be treated as having been granted a nonstatutory option. Generally, the grant of an NSO does not result in a participant recognizing income. Upon the exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock at the time of exercise over the exercise price of the NSO. The Corporation will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Corporation satisfies its information reporting obligations with respect to such income.

On a subsequent sale of the shares of the common stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NSO. Such capital gain or loss will be long or short term depending upon the holding period for such shares.

Stock Appreciation Rights

In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of a SAR and the Corporation will not be entitled to a deduction at that time. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds either (i) the fair market value of a share on the date of grant in the case of a freestanding SAR or (ii) the exercise price of the related stock option in the case of a Tandem SAR or an Additive SAR, multiplied by the number of shares with respect to which the participant exercises his or her SAR. If, however, a SAR agreement permits the participant to defer the receipt of the award amount until some date after exercise, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on the date of exercise. In either case, the Corporation will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in any shares of common stock acquired upon the exercise of a SAR will equal their fair market value on the date of their acquisition.

Stock Awards

In general, the grant of restricted stock has no tax effect on the Corporation or the participant. When the shares become vested pursuant to the restricted stock award, the participant will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award and the Corporation will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided (i) such amount constitutes an ordinary and necessary business expense, and (ii) the Corporation satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

In general, the grant of stock that is not restricted will cause the participant to recognize ordinary income equal to the fair market value of the shares delivered to him or her under the stock award and will allow the Corporation to receive a federal income tax deduction in an amount equal to the amount included in income by the participant, provided (i) such amount constitutes an ordinary and necessary business expense, and (ii) the Corporation satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income

Within thirty (30) days after the date restricted stock is transferred pursuant to a grant, a participant may elect under Section 83(b) of the Code to be taxed on the fair market value of the restricted stock at the time of the grant, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Corporation would be allowed a federal income tax deduction in the year of the grant. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall the Corporation have any obligation to reimburse the participant.

Regardless of whether a participant makes a Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for more than one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.

Dividend Equivalent and Other Stock-Based Awards

As to other grants that are payable in either cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the grant must recognize ordinary income equal to (i) the amount of cash received or, as applicable, (ii) the excess of (a) the fair market value of the shares received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares by the holder of the grant. The Corporation will generally be entitled at that time to an income tax deduction for the same amount. As to a grant that is payable in shares of Common Stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the grant under the Code, the holder must recognize ordinary income equal to the excess of (x) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares by the holder of the grant. The Corporation will generally be entitled at that time to an income tax deduction for the same amount.

Limitation on Income Tax Deduction

As discussed above, Section 162(m) of the Code may limit the Corporation’s federal income tax deductions to the extent that total compensation paid to a “covered employee” exceeds $1,000,000 in any one year.

Miscellaneous Tax Issues

Compensation to a participant who is an employee which results from grants under the Equity Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to the Corporation, generally with respect to each grant at the time that such grant is no longer subject to a substantial risk of forfeiture or becomes transferable.

Compliance with Section 409A of the Code

Section 409A of the Code governs certain types of non-qualified deferred compensation. The Equity Plan contemplates both deferred compensation that is subject to Section 409A and deferred compensation that is not subject to Section 409A. The Equity Plan requires that it be administered so that neither it nor any grant granted under it violates Section 409A of the Code. Accordingly, the Compensation Committee is required to structure all grants so that they are either exempt from or comply with Section 409A of the Code, and the Board and the Compensation Committee are permitted, within the bounds of the Equity Plan and applicable law, including Section 409A of the Code, to interpret the Equity Plan and/or any grant agreement, and to make any and all amendments to the Equity Plan or any grant agreement, to ensure that all grants are either exempt from or comply with Section 409A.

Consideration to be Received by the Corporation for Grants

The Corporation may receive monetary consideration upon the issuance of stock under a stock award, if and in the amount determined by the Compensation Committee at the time of grant and set forth in the grant agreement. The Corporation will receive no monetary consideration other than the option price for shares of common stock delivered to participants upon the exercise of stock options. Pursuant to Section 1032 of the Code, the consideration received by the Corporation for the issuance of the stock or the exercise of an option will not be subject to federal income tax. The Corporation will receive no monetary consideration upon the vesting of stock units, performance units, or other stock-based awards.

Current Stock Price

On March 7, 2018, the closing sales price of the Common Stock, as reported on the NASDAQ Stock Market, was $19.75 per share.

Interest of Certain Persons in the Approval of the Equity Plan; Future Plan Benefits

The Corporation’s current directors, director nominees and executive officers have an interest in the proposal to approve the Equity Plan, as each would be eligible to receive awards under the Equity Plan. The benefits that will be received by or allocated to eligible persons under the Equity Plan, including each of the current directors, director nominees, and named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.

During the year ended December 31, 2017, (i) no equity awards were granted to any current executive officer or employee of the Corporation, and (ii) current directors who are not executive officers or employees of the Corporation received stock awards relating to an aggregate of 14,795 shares of Common Stock.

Vote Required; Manner of Approval

Assuming that a quorum is present, the affirmative vote of a majority of all votes cast at the Annual Meeting is required for approval of the Equity Plan. In the event that a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the meeting who are present, in person or by proxy, will have power to adjourn and postpone the Annual Meeting until a quorum may be obtained. Proxies solicited by the Board will be voted “FOR” approval of the Equity Plan unless otherwise instructed in the proxy.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Equity Plan.

Equity Compensation Plan Information

As of December 31, 2017, the Corporation did not maintain any compensation arrangement or plan under which shares of the Common Stock could be issued.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

The Corporation is providing its shareholders with the opportunity, by casting a non-binding advisory vote, to approve or disapprove the compensation paid to its named executive officers for 2017, as discussed in this Proxy Statement pursuant to Item 402 of the SEC’s Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). This advisory vote is required by Section 14A of the Exchange Act, but the frequency of the vote is at the discretion of the Board of Directors. At the 2015 annual meeting of shareholders, the shareholders recommended that the Say-on-Pay Vote be held on an annual basis, and that frequency was adopted by the Board of Directors.

The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Corporation’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “REMUNERATION OF EXECUTIVE OFFICERS” contains the information required by Item 402 of Regulation S-K with respect to the compensation paid to the named executive officers and discusses in detail the Corporation’s executive compensation program and the compensation that was earned by, awarded to or paid to the Corporation’s named executive officers for 2017.

At the 2018 Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”, is hereby approved.

Because this advisory vote relates to, and may impact, the Corporation’s executive compensation policies and practices, the Corporation’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Although the Board of Directors believes that it is important to seek the views of shareholders on the design and effectiveness of the Corporation’s executive compensation program, you should understand that your vote is advisory and, as a result, will not be binding upon the Board of Directors or its Compensation Committee, overrule any decision made by the Board of Directors or its Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or its Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors and its Compensation Committee believe that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s performance during 2017.

The Board of Directors unanimously recommends that shareholders vote FOR adoption of the foregoing non-binding advisory resolution.

RATIFICATION OF APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)

At the 2018 Annual Meeting, shareholders will also be asked to ratify the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) to audit the books and accounts of the Corporation for the fiscal year ending December 31, 2018. Baker Tilly has served as the Corporation’s independent registered public accounting firm since October 1, 2014. Baker Tilly has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. A representative of Baker Tilly is not expected to be present at the 2018 Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2018.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may; however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation in 2017 and 2016 for the audit and other services provided by Baker Tilly for those years:

	FY 2017	FY 2016
Audit Fees	$282,240	$301,850
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$282,240	$301,850

Audit Fees for 2017 and 2016 include fees associated with the annual audits, the reviews of the Corporation’s quarterly reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Reports on Form 10-K for those years. Audit Fees for 2016 also include fees associated with reviews of registration statements filed with the SEC by the Corporation.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2017 and 2016 services described above were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2017.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the shareholders at, the 2019 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 27, 2018 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2018 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 10, 2019 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors TONYA K. STURM Secretary

Appendix A

FIRST UNITED CORPORATION

2018 EQUITY COMPENSATION PLAN

1.             Purpose. The purpose of the Plan is to provide designated (a) Employees of the Company and its Affiliates and (b) Non-Employee Directors of the Company and its Affiliates with the opportunity to receive grants of Options, SARs, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

All capitalized terms shall be as defined in Section 2 hereof.

2.             Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)               “Additive SAR” has the meaning given that term in Section 8(b)(ii) hereof.

(b)               “Affiliate” means any “parent corporation” and any “subsidiary corporation” of the Company, as such terms are defined in Section 424 of the Code.

(c)               “Board” means the Board of Directors of the Company.

(d)               “Change in Control” means the occurrence of any of the following events:

(i)                        Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a bank or any benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control.

(ii)                        The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the shareholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii)                        During any 12-month period after the Effective Date, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (i) were directors at the beginning of such period or (ii) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(e)               “Code” means the Internal Revenue Code of 1986, as amended.

(f)                “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(g)               “Company” means First United Corporation, a Maryland corporation, and any successor thereto.

(h)               “Date of Grant” means the date a Grant is effective.

(i)                 “Dividend Equivalent” means an amount determined by multiplying the number of Shares subject to a Grant (or by which such Grant is measured or based) by the per-Share cash dividend, or the per-Share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(j)                 “Effective Date” means May 17, 2018, the date on which the Plan was approved by the shareholders of the Company.

(k)               “Employee” means an employee of the Company or any Affiliate (including an officer or director who is also an employee).

(l)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)             “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, the mean between the high and low sales price of a Share on the trading day immediately preceding such date, as reported on any established securities exchange or national market system on which the Shares are then listed or admitted to trading (or the closing bid, if no sales were reported), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose in accordance with applicable law.

(n)               “Freestanding SAR” has the meaning given that term in Section 8(b)(iii) hereof.

(o)               “Grant” means an Option, a SAR, a Stock Award, a Dividend Equivalent or an Other Stock-Based Award granted under the Plan.

(p)               “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)               “Incentive Stock Option” means a stock option that is intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(r)                “Non-Employee Director” means a member of the Board, or a member of the board of directors of an Affiliate, who is not an employee of the Company.

(s)                “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(t)                 “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares at an Option Price for a specified period of time.

(u)               “Option Period” means the period of time during which an Option is exercisable.

(v)               “Option Price” means the amount per Share, as designated by the Committee, that shall be paid by a Participant upon the exercise of an Option.

(w)             “Other Stock-Based Award” means any Grant based on, measured by or payable in Shares (other than Grants described in Sections 7, 8, 9 and 10), as described in Section 11.

(x)               “Participant” means an Employee or a Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(y)               “Person” means as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

(z)               “Plan” means this First United Corporation 2018 Equity Compensation Plan, as in effect from time to time.

(aa)            “Related Option” means an Option with respect to which a SAR has been granted

(bb)           “Share” means a share of Stock.

(cc)            “Stock” means the common stock, par value $.01 per Share, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 15 hereof.

(dd)           “SAR” means an award of a stock appreciation right, as described in Section 8 hereof.

(ee)            “Stock Award” means an award of Shares, as described in Section 9 hereof.

(ff)              “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 14 hereof.

(gg)           “Tandem SAR” has the meaning given that term in Section 8(b)(i) hereof.

(hh)           “Ten Percent Owner” means a Person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, securities possessing more than 10% of the total combined voting power of all classes of securities of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Grant based on the facts existing on its Date of Grant.

3.             Administration.

(a)               Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of the Company, as approved by the Committee.

(b)               Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) accelerate the vesting or payment of any outstanding Grant notwithstanding any vesting or payment date set forth in the related Grant Agreement, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 17 hereof, (vi) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vii) deal with any other matters arising under the Plan.

(c)               Delegation of Authority. Notwithstanding the foregoing paragraph (b), the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d)               Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

4.             Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Agreement or an amendment to the guidelines or Grant Agreement. Without limiting the generality of the foregoing, the Committee may include in a Grant Agreement such covenants and other provisions for the protection of the property and business of the Company and its Affiliates as it deems appropriate, the acceptance of which by the Participant shall be a condition to the Grant. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5.             Shares of Stock Subject to the Plan.

(a)               Shares Authorized. Subject to adjustment as described below, the aggregate number of Shares that may be issued or transferred under the Plan is 325,000, all of which may be issued pursuant to Options, SARs, Stock Awards or Other Stock-Based Awards.  The Shares may be authorized but unissued Shares or reacquired Shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan.  Grants paid in cash shall not count against the foregoing Share limits.

(b)               Share Counting. For administrative purposes, when the Committee makes a Grant payable in Shares, the Committee shall reserve Shares equal to the maximum number of Shares that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered after the Effective Date without having been exercised or if any Stock Awards, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full after the Effective Date, the Shares subject to such Grants shall again be available for purposes of the Plan. In addition, if and to the extent an Option is exercised pursuant to Section 7(f)(iv) hereof, the number of Shares determined pursuant to clause (B) of Section 7(f)(iv) shall again be available for purposes of this Plan. To the extent SARs are exercised under the Plan, the total number of Shares subject to the exercised portion of the SAR shall count against the number of Shares reserved for issuance under the Plan if Shares are paid out upon exercise of the SAR. To the extent Grants are paid in cash, and not in Shares, any Shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(c)               Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in Shares. The maximum aggregate number of Shares with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any fiscal year shall be 20,000 Shares, subject to adjustment as described below. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Shares or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payment relates.

(d)               Adjustments. If there is any change in the number or kind of Shares outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive pursuant to Grants in any year, the number of Shares covered by outstanding Grants, the kind of Shares to be issued or transferred under the Plan, and the Option Price, price per Share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated by adjusting the number of Shares to the nearest smaller whole number of Shares. Any adjustment in Incentive Options under this Section 5(d) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 5(d) shall be made in a manner which does not adversely affect the exemption provided pursuant to Exchange Act Rule 16b-3.

6.             Eligibility for Participation.

(a)               Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b)               Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of Shares subject to each Grant.

7.             Options.

(a)               General Requirements. The Committee may grant Options to an Employee or a Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7 hereof.

(b)               Number of Shares. The Committee shall determine the number of Shares that will be subject to each Option that is granted to Employees and Non-Employee Directors.

(c)               Type of Option and Price.

(i)                        Subject to Section 18(b) hereof, the Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

(ii)                        The Option Price shall be set by the Committee at the time the Option is granted but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, as of the Date of Grant, is a Ten Percent Owner unless the Option Price is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

(d)               Vesting; Option Period. An Option shall vest and become exercisable in such manner and on such date or dates as are determined by the Committee, which need not be the same for all Participants. The Option Period shall expire at such time as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from its Date of Grant. In addition, an Incentive Stock Option granted to an Employee who, as of the Date of Grant, is a Ten Percent Owner shall not have an Option Period that is longer than the date that is five (5) years after its Date of Grant. If an Option is exercisable in installments, then such installments or portions thereof which become exercisable shall remain exercisable until the expiration of the Option Period.

(e)               Termination of Employment or Service. Except as provided in a Grant Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Company or one of its Affiliates. The Committee shall specify in a Grant Agreement under what circumstances, if any, and during what time periods, if any, a Participant may exercise an Option after termination of employment or service.

(f)                Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent that states the number of Purchased Shares, the person or persons in whose name the Purchased Shares are to be registered and each such person’s address and social security number. The Participant shall pay the aggregate Option Price for the Purchased Shares and any required federal, state and local tax withholding taxes (as described in Section 14 hereof): (i) in cash or by cashier’s check on the date of exercise; (ii) if permitted by the Committee, and if the Company is not then prohibited from purchasing or acquiring Shares, by delivering on the date of exercise Shares (or by attestation as to ownership of such Shares on a form prescribed by the Committee) that (A) have been held by the Participant for at least six (6) months and (B) have an aggregate Fair Market Value on the date of exercise equal to the sum of the aggregate Option Price for the Purchased Shares plus any withholding taxes; (iii) if permitted by the Committee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; (iv) if permitted by the Committee, and subject to applicable law, by electing to have the Company treat the Participant as exercising the Option for (A) the Purchased Shares plus (B) that number of additional Shares (which shall be withheld and canceled by the Company) so that the aggregate difference between the aggregate Fair Market Value of such additional Shares and the aggregate Option Price of such additional Shares is equal to the aggregate Option Price of the Purchased Shares plus the amount of any withholding taxes; (v) by a combination of any of the foregoing methods; or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. Payment of the Option Price and any required withholding taxes must be received by the time specified by the Committee depending on the type of payment being made.

(g)               Annual Limit on Incentive Options. To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which any Participant may first exercise Incentive Options (granted under this Plan and all other equity compensation plans of the Company) during any calendar year exceeds $100,000 or such other amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, such excess Incentive Options shall be treated as Nonstatutory Options.

8.             SARs.

(a)               General Requirements. The Committee may grant SARs to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8 hereof. Each SAR shall represent the right, upon settlement of the SAR, to receive an amount equal to the product obtained by multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (1) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (2) the Option Price of the Related Option in the case of either a Tandem SAR or an Additive SAR.

(b)               Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs in the following forms:

(i)	in connection with the grant, and exercisable in lieu of, Options (a “Tandem SAR”);

(ii)	in connection with and exercisable in addition to the grant of Options (a “Additive SAR”);

(iii)	independent of the grant of the Options (a “Freestanding SAR”); or

(iv)	in any combination of the foregoing.

The Committee will determine the number and form of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c)               Payment With Respect to SARs. The Committee shall determine whether the amount to be paid upon settlement of the SAR shall be paid in the form of cash, in Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(d)               Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9.             Stock Awards

(a)               General Requirements. The Committee may issue or transfer Shares to an Employee or a Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9 hereof. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b)               Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)               Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d)               Restrictions on Transfer. For so long as Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares granted thereby except upon death as described in Section 14 hereof. Each certificate, or electronic book entry equivalent, for a Share granted pursuant to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e)               Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Shares awarded pursuant to a Stock Award and to receive any dividends or other distributions paid on such Shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

10.          Dividend Equivalents.

(a)               General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 10. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee and subject to Section 12 hereof. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals or other conditions.

(b)               Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Shares or in a combination of the two, as determined by the Committee.

11.          Other Stock-Based Awards. The Committee may grant other awards that are cash-based or based on, measured by or payable in Shares to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 11. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Shares or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.          Deferrals. To the extent permitted by applicable law, including Section 409A of the Code and the corresponding U.S. Department of the Treasury regulations and rulings, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Grant.

13.          Withholding of Taxes.

(a)               Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) to the extent permitted by applicable law, deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)               Election to Withhold Shares. If the Committee permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Shares by having Shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. Such election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. The value of the Shares to be withheld shall be based on the Fair Market Value of such Shares on the date that the amount of tax to be withheld is to be determined. All elections by a Participant shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

14.          Transferability of Grants.

(a)               In General. Except as provided in this Section 14, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)               Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

15.          Consequences of a Change in Control.

(a)               Notice and Acceleration.

(i)                        If and to the extent practicable, the Company shall provide written notice to each Participant with outstanding Grants of any proposed Change in Control not less than 15 days prior to its effective date, and (A) upon delivery of such notice, (1) all outstanding Options shall automatically vest and become fully exercisable, (2) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (3) all outstanding SARs, Dividend Equivalents and Other Stock-Based Awards that are payable in Shares shall automatically vest and become exercisable or payable, and (B) all outstanding SARs, Dividend Equivalents and Other Stock-Based Awards that are payable in cash shall vest and become exercisable or payable as of the effective time of the Change in Control.

(ii)                        If Section 15(a)(i) does not apply, then (A) the Company shall, as soon as is reasonably practicable following a Change in Control, provide written notice thereof to each Participant with outstanding Grants, and (B) upon such Change in Control, (1) all outstanding Options and SARs shall automatically vest and become fully exercisable, (2) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (3) all outstanding Dividend Equivalents and Other Stock-Based Awards that are payable in Shares or cash shall automatically vest and become payable in Shares or cash, respectively.

(b)               Other Alternatives. Notwithstanding anything to the contrary contained in this Plan or in any Grant Agreement, except to the extent that the exercise of such discretion would give rise to adverse tax consequences under Section 409A of the Code, the Committee may, in its sole discretion, require a Participant to exchange or settle his or her outstanding Grants for a cash payment upon the consummation of a Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Grants.

(c)               Assumption of Obligations. If the Company experiences a Change in Control in which it is not the surviving corporation (or survives only as a subsidiary of another corporation), then (i) all outstanding Options and SARs that have not been exercised in full prior to the effective time of the Change in Control shall be assumed by, or replaced with comparable options or stock appreciation rights granted by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) the surviving corporation shall fulfill the Company’s obligations with respect to any other Grant that became payable pursuant to this Section 15 but which was not paid or otherwise satisfied at or prior to the effective time of the Change in Control.

(d)               Modifications. The terms of this Section 15 may be varied by the Committee in any particular Grant Agreement.

16.          Requirements for Issuance of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. The Committee may require each Person acquiring Shares pursuant to a Grant to represent to and agree with the Company in writing that such Person is acquiring the Shares for investment purposes and without a view to the distribution thereof. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a restrictive or other legend be placed thereon.

17.          Amendment of the Plan.

(a)               Amendment. The Board may amend the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. In addition, the Committee may at any time, in its sole discretion, alter or amend any or all of the outstanding Grant Agreements to the extent not prohibited by law. Notwithstanding the foregoing, however, no amendment, alteration, or termination of this Plan or of any Grant Agreement shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) hereof.

(b)               No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of the Company’s shareholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation, or modified if the effect would be to reduce the exercise price for the Shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) hereof. In addition, without the prior approval of the Company’s shareholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

18.          Duration of the Plan.

(a)               Except as provided in paragraph (b) of this Section 18, no Grant shall be made under the Plan following the earlier of (i) the date on which all of the Shares authorized for issuance under Section 5 of the Plan have been issued (as a result of the exercise, vesting or payment of Grants) or are otherwise no longer available for issuance under this Plan and (ii) the date on which the Board terminates the Plan.

(b)               Notwithstanding paragraph (a) of this Section 18, no Incentive Stock Option may be granted under the Plan following March 7, 2028 (i.e., 10 years following the date on which the Plan was approved by the Board).

(c)               On and after the dates specified in paragraph (a) and paragraph (b) of this Section 18, the Plan shall continue in effect until all outstanding Grants have been exercised or paid in full or are no longer exercisable or payable (whether by forfeiture, lapse and/or the expiration of their terms).

19.          Miscellaneous.

(a)               Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b)               Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Sections 409A and 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 409A or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 409A or 422 of the Code, that Plan provision shall cease to apply. Notwithstanding anything to the contrary contained in this Plan, the Board may amend the Plan and the Committee may revoke or modify any Grant, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or a Grant to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)               Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)               Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)               Other Compensation Arrangements; Claim to Grants; Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in this Plan shall entitle any Employee or Non-Employee Director or other Person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Person any rights to be retained by or in the employment or service of the Company or any of its Affiliates.

(f)                No Liability of Committee Members. No member of the Committee or any delegate of the Committee (each, an “Indemnified Person”) shall be personally liable by reason of any contract or other instrument executed by such Indemnified Person or on his behalf in his capacity as a member of the Committee or a delegate of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each Indemnified Person and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g)               No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)               Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)                 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof that would apply the law of a another state.

(j)                 Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any contributions or benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(k)               Expenses. The expenses of administering this Plan shall be borne by the Company and its Affiliates.

(l)                 Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(m)             Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

Appendix B

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02RE5E 1 U PX + Annual Meeting Proxy Card .. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. + For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. To approve the First United Corporation 2018 Equity Compensation Plan. 4. To ratify the appointment of Baker Tilly Virchow Krause LLP as the Corporation's independent registered public accounting firm for 2018. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: 3. To approve, by a non-binding advisory vote, the compensation paid to the Corporation's named executive officers for 2017. A 1. To vote on the election of the four (4) director nominees named below to serve as Class II Directors until the 2021 annual meeting. Proposals - The Board of Directors recommends you vote FOR ALL NOMINEES. 01 - Robert W. Kurtz 04 - Carissa L. Rodeheaver 02 - Elaine L. McDonald 03 - Gary R. Ruddell For Withhold For Withhold For Withhold 5. To transact such other business as may be properly brought before the meeting or any adjournment thereof. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 3 6 3 8 6 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 17, 2018. Vote by Internet o Go to www.envisionreports.com/FUNC o Or scan the QR code with your smartphone o Follow the steps outlined on the secure website Vote by telephone o Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone o Follow the instructions provided by the recorded message

B-1

Notice of 2018 Annual Meeting of Shareholders Wisp Resort 296 Marsh Hill Road McHenry, MD 21541 The undersigned hereby appoints Heather M. Broadwater to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First United Corporation to be held on Thursday, May 17, 2018, at 10:00 a.m. or at any postponement or adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" IN PROPOSAL 2, "FOR" IN PROPOSAL 3, "FOR" IN PROPOSAL 4, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING PURSUANT TO PROPOSAL 5. (Items to be voted appear on reverse side.) Proxy - First United Corporation Change of Address - Please print your new address below. Comments - Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

B-2